UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2006

SOLANEX MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-49632
(Commission File Number)

#98-0361151
(IRS Employer Identification No.)

Suite 440 - 1555 E. Flamingo Road
Las Vegas, Nevada 89119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (604) 601-2107

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On or about May 23, 2006, Solanex Management, Inc. (the “Company”) entered into a joint venture with Eco Waste Managemet Systems, Inc. (“Eco Tech”) under a “Strategic Alliance Agreement” to develop a portable Soil Remediation System to clean soils contaminated by industrial use. Colin Hall is a principal of Eco Tech and a President and Director of the Company. The parties are hoping to jointly develop and market this high temperature burner system for use across North America.

Under the Strategic Alliance Agreement, the Company agreed to market the portable Soil Remediation System to the environmental industry using direct contacts and presentations of its concept to specific executives responsible for industrial clean up and maintenance programs. In the discharge of this obligation, EcoTech will specify the companies to be contacted over the course of the joint venture. The parties will meet and explore a schedule for marketing to prospective customers. For the initial customer, the Company agreed to pay $40,000 of the costs associated with these marketing efforts and EcoTech agreed to bear the balance of such costs. For each subsequent customer, the Company agreed to bear $50,000 worth of costs or whatever adjusted price is agreed upon between the parties on a later date.

Further under the Strategic Alliance Agreement, EcoTech agreed to build each portable high temperature burner unit for a cost not to exceed $2,000,000 USD per unit. The Company will thereafter be the exclusive distributor in the sales of any manufactured units. As for payment in connection with sales, the Company and EcoTech agreed work together to determine revenue sharing arrangements between them with respect to portable high temperature soil remediation products.

On October 12, 2006, the Company and Eco Tech signed an Addendum to their Strategic Alliance Agreement. In consideration for $2,000 to be paid to Ecotech, the parties agreed to expand their business relationship to include a portable high temperature steam generation technology and jointly develop and market portable high temperature burner gasifier systems for use across North America. All other terms and conditions under the original Strategic Alliance Agreement remain the same.

The steam generation technology is a natural off shoot from the original high temperature burner intended for use in soil remediation and is being developed for use in oil field situations where high-pressure steam is injected into the oil formation to soften the material in which the oil is trapped and help dilute and separate the oil from the earth. The steam injected under pressure also creates channels and cracks through which the oil can flow to the well.

The foregoing description of the Strategic Alliance Agreement and subsequent Addendum and the transactions contemplated thereby is a summary of terms, is not intended to be complete, and is qualified in its entirety by the complete text of those agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The Company issued 750,000 restricted shares of common stock for $75,000.00 ($0.10 per share). We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The proceeds are to be used in the further development and marketing of the steam generation technology and for working capital.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1               Strategic Alliance Agreement
Exhibit 10.2  Addendum to Strategic Alliance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solanex Management Inc.
(Registrant)

Date: October 13, 2006

/s/ Colin V. Hall
President and CEO